                                 EXHIBIT 99.1

                       PRESENTATION OF OCTOBER 23, 2000
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                  ------------------------------------------

                            AmSouth Bancorporation
                         -----------------------------

                                  UBS Warburg
                           Regional Banks Conference
                         -----------------------------

                               October 23, 2000

                  ------------------------------------------

                                       1
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  AmSouth Bancorporation

  ---------------------------

  Safe Harbor
  Statement

  This presentation may contain forward-looking statements that are subject to risks and uncertainties. Actual results may differ from those projected in the forward-looking statements. Additional information that could cause actual results to differ materially from those in the forward-looking statements is contained in AmSouth's Securities and Exchange Commission filings, copies of which will be made available upon request. AmSouth undertakes no duty to update the contents of this presentation.

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                                       2
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      -------------------------------------------------------------

          Today's Agenda

          The AmSouth Franchise

          Comprehensive Financial Restructuring

          Third Quarter Financial Performance

          Catalysts for Future Earnings Growth

      -------------------------------------------------------------

 .  Our presentation today is in four main parts:

     .  A brief profile of the AmSouth Franchise. . . .

     .  A recap of our recently completed financial restructuring. . . .

     .  A look at third quarter results and finally. . . .

     .  A discussion of the catalysts that will restore earnings momentum.

 .  Let's begin. . .



                                       3
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The AmSouth Franchise

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                                       4
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High Growth Southeast Markets

-------------------------------

                                [MAP]

AmSouth's Deposits by State

         Tennessee -- 34%
         Alabama -- 31%
         Florida -- 19%
         Mississippi -- 11%
         Louisiana -- 5%
         Georgia -- less than 1%

     .   Assets = $39 Billion

     .   600 Banking Offices and 1,300 ATMs

     .   Serving Over 2 Million Households with
         Leading Market Positions in Tennessee,
         Alabama, Florida and Mississippi


 . AmSouth is a $39 billion regional bank holding company headquartered in Birmingham, Alabama.

 .  We have 600 banking offices and 1,300 ATMs over a six state region.

 . We serve over 2 million households with leading market positions in Tennessee, Alabama, Florida and Mississippi.

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                                       5
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--------------------------------------------------------------------------------

          Leading Share in Key Markets
          AmSouth Deposit Market Share Rank

-------------------------------------------------

          AmSouth Ranks First or Second
          in 8 of 10 Leading SE Markets...

                                      MAP

                                Nashville -- #1
                                Chattanooga -- #1
                                Pensacola -- #1
                                Tri-Cities -- #2
                                Knoxville -- #2
                                Huntsville - #2
                                Mobile -- #2
                                Jackson -- #2
                                Birmingham -- #3
                                Tampa/St. Pete/Clearwater -- #4


          Growth Rates          Personal
          1999-2004             Income           Households

          United States          22.7%              5.4%

          Southeast              24.7%              6.6%
          --------------------------------------------------
          AmSouth                24.3%              6.7%
                                                Source: Sheshunoff Data Services
--------------------------------------------------------------------------------

 . The AmSouth franchise covers the majority of the Southeast, the fastest growing region in the country.

 . Growth rates within our markets outpace the United States and are comparable to those of the Southeast.

 .  Within our franchise we have a leading share in key markets.

 . In eight of the top ten MSAs in our franchise, we rank either 1 or 2 in deposit market share.

 . The five-year projected household growth rates for most of these markets exceed both the U.S. and the Southeast rates.



                                       6
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Among the Leaders in the Southeast
Rank Among Southeast Regional Banks


          ---------------------------
          #1  Annuity Sales
              Small Business Lending
          ---------------------------         -------------------------
                                              #2  ATM Network
                                                  Bank-Owned
                                                  Leasing Companies
                                              -------------------------


          ---------------------------
             Mutual Fund Assets
          #3 Consumer Lending
             Managed Trust Assets
             e-Banking Customers
          ---------------------------

          Sources: American Banker; Kehrer Associates; Lease Finance Monitor; Donaldson, Lufkin & Jenrette
-------------------------------------------------------------------------

 . We are among the leaders in the Southeast in several business lines, including:

     .  Annuity Sales

     .  Small Business Lending

     .  ATM Network

     .  Large Equipment Lease Financing

     .  Mutual Fund Management

     .  Consumer Lending AND

     .  Trust Assets Under Management

 . We had over 120,000 customers using our electronic banking services at year-end.

 .  That number has grown to over 278,000.

 .  Now, let's turn to our recently announced financial restructuring. . . . .

                                       7
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                 --------------------------------------------

                    Comprehensive Financial Restructuring
                    -------------------------------------



                 ---------------------------------------------

                                       8
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                ------------------------------------------------------

                 Comprehensive Financial Restructuring
                 -------------------------------------

                   .  Sale of Low Yielding Loans and Investments

                   .  Significant Shrinking of the Balance Sheet

                   .  Address Emerging Syndicated Loan Quality Issues

                   .  $259.7 Million of Pre-Tax Charges

                ------------------------------------------------------


 . AmSouth recently completed a comprehensive financial restructuring designed to mitigate the effects of rising interest rates and address emerging loan quality issues in the syndicated loan portfolio.

 .  The restructuring primarily involved:

     . Reducing low yielding loans and investments and, as a result, significant shrinking of the balance sheet; and

     . Addressing emerging syndicated loan quality issues in the syndicated loan portfolio through loan sales and additional loan loss reserves for certain syndicated loans

     .    The restructuring resulted in pre-tax charges of $259.7 million.

 .  Let's take a look at the specifics of the plan. . . .

                                       9
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        ---------------------------------------------------------------

          Financial Restructuring Results
          -------------------------------

            Balance Sheet                                      Charges
            -------------                                      -------
               .  Sold $4.0 Billion of Low Yield Securities,
                    Reduce Wholesale Borrowings                $106MM
               .  Recognized Impairment Loss on Mortgage
                    Conduit Related Assets                       24.8
               .  Securitized $1 Billion of Lower Yielding
                    Auto Loans                                   18.9
                                                               ------
               .  Pre-Tax Charges                              $149.7MM
                                                               ------
               .  Revise Interest Rate Risk Management Policy
                    and Practices


        ---------------------------------------------------------------


 .    We sold about $4.0 billion of low yielding securities in the investment portfolio. We are using the proceeds to reduce floating rate purchased funds and other short-term borrowings. The charge of $106 million was "shareholders' equity neutral" because these investments are in the available-for-sale category.

 .    We wrote down assets related to $2.5 billion of mortgage loans sold into our residential mortgage conduit over the last two years to reflect funding cost assumptions consistent with today's rate environment. The $24.8 million charge included the write-down of I/O strips and mortgage servicing rights while eliminating negative carry in future quarters.

 .    Because we decided to securitize our lowest yielding auto loans, we recorded a loss of $18.9 million.

 .    The total charges for these steps was $149.7 million.

 .    We expect that interest rate risks will be cut by more than half from current levels as a result of these actions.

                                       10
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 .    Future interest rate risk tolerance has been established at levels at or below the new levels that resulted from the restructuring.

 .    We conducted a comprehensive review of our practices and policies with appropriate external experts, which has further strengthened our interest rate risk management process. As a part of this process, we will expand our interest rate sensitivity modeling for different and more extreme scenarios such as those seen over the last year. This will ensure better management of interest rate risk and prepare us for a wider range of scenarios in the future.

 .    Turning now to our credit quality strategy. . . .

                                       11
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     Financial Restructuring Plan
     ----------------------------

       Credit Quality
       --------------

          . Addressed Issues in 29 Credits Totaling $350 Million of Syndicated Loans and Assets Held for Accelerated
             Disposition

          .  $200 Million Loan Sale - $83 Million Loss
               (Included Remaining $47 Million of Assets Held for Accelerated Disposition)

          . $27 Million Special Provision for Additional Reserves on $150 Million in Loans

          .  Pre-Tax Charges of $110 Million


     ---------------------------------------------------------------------------


 .  ....as most of you are aware, the syndicated lending area has come under pressure in recent quarters due to rising rates and the slowing economy.

 . We believed the best way to address the emerging credit issues in our syndicated portfolio was to pursue a plan of accelerated resolution.

 . Our plan, which resulted in charges or losses of $110 million, addressed credit issues in 29 credits totaling $350 million. That represents 98 percent of our total classified syndicated loans.

 . $200 million of those loans were sold at a loss of $83 million. That includes the remaining $47 million balance in assets held for accelerated disposition.

 . The plan also provided an additional $27 million in reserves for syndicated loans totaling $150 million, bringing our total loan loss reserve position on those loans to 25 percent of outstandings.

 . We believe these represent timely actions to address emerging conditions which could negatively impact the syndicated loan portfolio in the future.

                                       12
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           Benefits of the Restructuring
           -----------------------------

             .  Reduces Interest Rate Risk by More Than Half

                 . Sensitivity to 200 BPS Rising Environment Reduced from
                   -5.1% to -2.3%

             .  Widens the Net Interest Margin Over 40 BPS

                 . Expected Net Interest Margin Improvement from 3.57%
                   to 4.0%

             .  Improves Capital Ratios from 6.63% to Approximately 7.50%

             .  Creates Balance Sheet Capacity for More Profitable Loan
                Growth

             .  Eliminates Substantial Credit Uncertainty

             .  Reduces Earnings Volatility


          --------------------------------------------------------------------


 . The balance sheet restructuring reduced rate sensitivity by more than one-half from a negative impact on net interest income prior to the restructuring of (-5.1) percent with a 200 basis point rise in rates to only (-2.3) percent today.

 . Restructuring the balance sheet improves the net interest margin by over 40 basis points from third quarter levels.

 . The pro forma average equity to assets ratio would improve from 6.63 percent in the third quarter to approximately 7.50 percent.

 . The restructuring also creates substantial capacity for growth on the balance sheet to support more profitable loan growth in the future.

 . These steps reduce credit uncertainty in the future and accelerate our planned exit from non-relationship, syndicated loans.

 .  Finally, the steps reduce earnings volatility in future quarters.

 .  Now let's address our third quarter results. . .

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     -------------------------------------------------




       Third Quarter Financial Performance

     -------------------------------------------------

                                       14
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          -----------------------------------------------------------

               Third Quarter Operating Earnings Analysis


                    2Q00 Earnings Per Share         $ 0.41
                      Margin Compression /
                         Lower Earning Assets        -0.04
                      Lease Transaction and
                         Conduit Gains               -0.03
                      Higher Net Charge-offs         -0.02
                      Cost Savings                   +0.01
                                                    ------
                    3Q00 Earnings Per Share         $ 0.33
                                                    ------

                    Return on Equity                  18.0%

                    Efficiency Ratio                  57.9%

          -----------------------------------------------------------

 .  We have anticipated a question today that I am sure is on your minds:

   . "How did operating earnings go from 41 cents in the second quarter to 33 cents in the third quarter?"

 .  This brief reconciliation should provide some insight.

 . Additional margin compression and lower volume of earning assets in the third quarter removed four cents of earnings from third quarter results. The compression primarily resulted from the full effect of the last 50 basis point rate increase in May.

 . Second quarter income from leasing and conduit transactions resulted in a three cent decline between quarters.

 . The third quarter included charge-offs that were two cents higher than second quarter.

 . Finally, cost savings of one cent per share partially offset the negative items resulting in third quarter earnings of 33 cents per share.

                                       15
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          Asset Quality


                                                           Actual    Proforma *
                                                            3Q 00     3Q 00
                                                            -----     -----

          Allowance / Ending Loans                          1.54%     1.38%

          Annualized Net Charge-offs / Average Loans        0.55%     0.39%

          NPAs / Ending Loans + OREO                        0.66%     0.44%

          Allowance / Non-Performing Loans                   258%      369%

           * Excludes impact of classified syndicated loans.

        -----------------------------------------------------------------------

 . Here's an overview of where credit quality stood at the end of the quarter but let's take a minute to look at the impact of the restructuring in more depth.

 . While NPA's for the third quarter stand at 66 basis points, removing syndicated credits reduces the total to 44 basis points.

 . Also, charge-offs for the third quarter were 55 basis points, excluding the syndicated credits, net charge-offs would have been 39 basis points.

 . These points provide evidence that the credit problems are primarily isolated to syndicated loans.

 .  Now let's look more closely at where the syndicated loan portfolio stands today. . . .

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          Remaining Syndicated Loan Portfolio

               Syndicated Loan Portfolio                      $1.4 Billion

               Percentage of Total Managed Loans               4.5 %

               Average Loan Size                              $7.7 Million

                         No Industry Concentrations
        -----------------------------------------------------------------------

 . $1.4 billion remains in syndicated loans. We will remain in an exit-mode over the next several years as we focus on our core customer base.

 . The average loan size is $7.7 million - an indication of the level of granularity within the remaining portfolio.

 . There are no significant industry concentrations within the syndicated loan group and...

 . Turning for a moment now to the merger.....

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          Targeted Cost Saves Achieved

                                   Original Targets        Current
                                   2000      2001          Results
                              --------------------------------------------
          Cost Saves            $100 MM    $133 MM         $143 MM +

          Branch Consolidation       24                    60 Complete

          Headcount Reductions    1,400                    1,650 as of 3Q00

        -----------------------------------------------------------------------

 . The current run rate of noninterest expenses in the third quarter reflect the full achievement of our original cost save estimates.

 . We have consolidated more than twice as many branches as originally projected and eliminated nearly 18 percent more positions.

                                       18
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
        -----------------------------------------------------------------------------------------------
          Sharpened Focus on Core Businesses

          Divestitures Completed or in Process:    3Q99     4Q99    1Q00     2Q00      3Q00    4Q00
          -------------------------------------
               3rd Party Mortgage Servicing        ----

               Merchant Card Processing                     ----

               Out-of-Market Credit Card                    ----

               Bond Sales & Processing
               for Correspondent Banks                              ----

               Dayton, TN Branch                                    ----

               Arkansas Branches                                             ----

               Out-of-Market Dealer
               Loan Originations                                             ----

               IFC Holdings, Inc.                                                      ----

               Kentucky Branches                                                               ----

               Virginia Branches                                                               ----
        ------------------------------------------------------------------------------------------------

 . To further sharpen our focus on growth in the expanded franchise in our core businesses, we have sold or are in the process of selling a number of businesses.

 . These businesses generated nominal net income. Further, they were slow-growing, non-core in nature, and had above-average risk profiles.

 . The sale of these businesses has freed-up capital and other resources to support our on-going strategic initiatives.

 .  We will also. . .

                                       19
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          Continued Balance Sheet Transition

               [X] Shift Mix of Earning Assets to Substantially Higher
                   Proportion of Loans
               [X] Investment Portfolio Run Off
               [X] Loan Pricing Discipline
               [X] Deposit Growth Initiatives
               [X] Securitizations
               [X] Share Repurchases


        -----------------------------------------------------------------------

 . . . . continue to more aggressively manage our balance sheet for greater profitability through a more favorable mix of earning assets and funding sources, including:

     . Shifting the mix of earning assets to include a substantially higher proportion of loans and allowing investments to run-off,

     . Heightened loan pricing discipline that ensures optimization of capital and funding sources,

     .  Initiatives to stimulate deposit growth,

     .  Use of securitizations and

     .  Continued use of share repurchases as a capital management tool.

 .  With the merger complete and the financial restructuring behind us, what is the earnings outlook. . . . .

                                       20
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        -----------------------------------------------------------------------

          Looking Ahead


          4Q00                               $0.35 - $0.36

          2001 Annual Earnings Range         $1.45 to $1.55 per share



        -----------------------------------------------------------------------

 . Based on the fourth quarter earnings per share run rate of $0.35 to $0.36 per share, we would expect annual earnings in 2001 to be in the $1.45 to $1.55 per share range.

 . These earnings reflect an earning asset base that is $5 billion lower and a significantly lower interest rate risk position following the financial restructuring.

 . It goes without saying that we are disappointed with the results just discussed but, it is also important to recognize that our plans are designed to bring resolution to the issues, and restore AmSouth's earnings per share growth momentum.

 .  What then do we see as the catalysts for that growth?

                                       21
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                  ------------------------------------------

                     Catalysts for Future Earnings Growth

                  ------------------------------------------

                                       22
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                     Catalysts for Future Earnings Growth

 . Double Contribution of Wealth Management

 . Aggressively Grow Consumer Banking

 . Leverage Internet Across Business Segments

 . Maximize High Growth Florida Markets

 . Double Contribution Business Banking

 . Increase Sales Productivity and Improve Service Quality

                              [PICTURES GO HERE]

 . Our Plan is to focus on the execution of a small number of very powerful strategic initiatives where we have a high level of confidence in our success. Our earnings growth in the future will come from revenue growth in these core customer businesses.

 . Our goal is to double the contribution of Wealth Management, which includes
  Trust, Private Banking, and investment services. These customers typically use more of our products and services than other customer groups, creating excellent cross-sell opportunities.

 . Our goal is to double the contribution from fast growing Business Banking.
  With 600,000 small businesses across our franchise, the opportunities to growth this very profitable business are enormous.

 . We will continue to aggressively grow consumer banking, generating solid core deposit growth, while again, under our plan doubling the home equity lending portfolio using the power of our expanded franchise.

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 . We will continue to maximize the potential of our high growth Florida markets.
  Florida remains the number one market in the country for financial services and we are experiencing exceptional growth there.

 . We will increase sales productivity while continuing to provide excellent service quality. There is a tremendous opportunity across our franchise to raise the level of sales productivity. In fact, the revenue growth potential is huge if we could just raise production levels in the bottom half of performers today up to average production levels across the franchise.

 . And finally, during the next two years, we plan to triple both the number of products sold and the number of households banking with us over the internet.

 . Let's look more specifically at each of these and how they will impact our business. . . .

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        --------------------------------------------------------------------
          Double the Contribution From Wealth Management



          Wealth Management

             . Trust
                                                  $100 Million Incremental
             . Investment Services                Contribution Over the
                                                  Next Three Years
             . Private Banking
        -----------------------------------------------------------------------

 . Our wealth management initiative includes our plans for trust, investment services and private banking.

 . The goal is to increase, incrementally, the pre-tax contribution from these three areas combined, by $100 million over the next three years.

 . The foundation for driving performance in all of these areas is formed from high levels of service quality and investment performance that consistently ranks among the best.

 . We have strong momentum today in investment services, with growth in revenues year-over-year of 23 percent.

 . Our private banking initiative pre-dates our merger with First American where we have excellent momentum from the last 18 months. Over that period, our private banking balances have grown by 50 percent, from $3.0 billion to $4.5 billion in our traditional markets.

 . Finally, we will add resources in terms of people and technology to ensure our levels of service continue to improve in these extremely profitable customer segments. One example is private banking, where we will add 75 private bankers to our team.

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        -------------------------------------------------------
          Double the Contribution of Business Banking


          Highly Profitable



          .    9.0% Average Loan Yield
          .    2.5% Average Cost of Funds
          .    .50% Loss Ratio
          .    $130 in Deposits for Every $100 of Loans

          Growth Potential

          .    600,000 Small Businesses in AmSouth's Markets
        -------------------------------------------------------


 . The second initiative is a plan to double the contribution from AmSouth's
  Business Banking segment (i.e., small businesses) over the next three years.

 . The segment is one of our most profitable areas of the bank because it is an excellent source of low cost funds, basically self-funding. While the loan loss ratio averages only about 50 basis points annually.

 . The potential for growth is enormous. Only one in four of the 600,000 small businesses in our markets currently banks with AmSouth . . .

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        -------------------------------------------------------
          Double the Contribution of Business Banking

                                   Solid Existing
                                     Momentum

          Goals:                   $100+ Million
          Deposits       +30%       Incremental        Enhanced Sales
          Loans          +25%         Pre-Tax       Process and Products
                                    Contribution

                                  Adding Resources
                                 Leveraging Branches
        -------------------------------------------------------

  . . . . . we already have a solid business banking program across our franchise that has strong momentum as we begin this initiative. Growth rates over the last year have been in excess of 20 percent for both loans and deposits.

 . We want to capitalize on that momentum and an enhanced combination of sales processes and products to significantly grow business banking market share.

 . We are adding business bankers in key growth markets. In 2001, we are adding
  24 business bankers, improving our business banker branch coverage ratio to four branches per business banker.

 . We are leveraging our branch network through increased emphasis on training to maximize service levels for all of our small business customers.

 . We are creating additional dedicated business banking options on our web site www.AmSouth.com.

 . Finally, we expect this plan to produce growth in business banking deposits of 30 percent annually and growth in loans of 25 percent annually while increasing the incremental pre-tax contribution from business banking by over $100 million during the next three years.

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        ------------------------------------------------------------------
          Aggressively Grow Consumer Banking


          Key Strategic Targets

             . Increase Home Equity Portfolio 20% Annually
             . Continue Strong Emphasis on Low Cost Core Deposit Growth . Grow Households 5% Annually
             . Improve Cross-Sell Ratio to 5


        -------------------------------------------------------------------

 . Another initiative is to continue to aggressively grow consumer banking. .

 . One of our top goals is to grow home equity loans by 20 percent annually. We have doubled the home equity portfolio over the last three years and we believe we can double it again.

 . We will place a strong emphasis on low cost core deposit growth through campaigns, and incentive programs as well as added emphasis on household growth and improving the cross-sell ratio to five.

 . Household growth and improved cross-sell efforts will be key to our efforts to aggressively grow consumer banking.

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          --------------------------------------------------------------

          High Growth Florida Markets

                                     [MAP]

                              5 Year Growth Rates
                              -------------------

                                           Personal              Median HH
                              Population    Income   Households    Income
                              ----------   --------  ----------  ---------

          Jacksonville           8.2%        26.8%     9.2%        16.2%
          Tampa                  5.6         24.7      6.2         17.4
          Naples                 9.7         32.1     10.5         19.6
          Orlando               10.5         29.9     11.3         16.7

          AmSouth                5.4%        24.3%     6.7%        16.4%
          Southeast              5.3%        24.7%     6.6%        16.9%

          ----------------------------------------------------------------

 .    In the fourth quarter of 1999, we began focusing on four key Florida markets that present extraordinary growth opportunities but where AmSouth has relatively low market share.

 .    As you can see, we selected these markets because of their attractive demographics and AmSouth's relatively low market share within them. In almost every case, growth rates in these markets substantially exceed those of AmSouth's overall franchise and the Southeast.

 .    These Florida markets have consistently grown at 50 percent growth rates over the last three to five years leading the company in terms of loans, deposit and revenue growth.

 .    As the markets begin to mature and we focus on growing substantially higher market share, we see this as a continuation of our emphasis on the state of Florida.

 .    Through our early growth, we have added over 200 revenue producing bankers and dozens of new branches. This initiative will add additional resources in the Florida markets so we continue to build on our growth there.

               ---------------------------------------------------

               High Growth Florida Markets

                                            [MAP]

               .   Strategic Goal
                   .  More Than Double the Contribution from
                      High Growth Florida Markets

               .   Key Strategies
                   .  Leadership - Market Builders
                   .  Aggressive Marketing / Advertising
                   .  Expedite Branch / ATM Plan


               ---------------------------------------------------

 .    The goal is to more than double the contribution from these markets by the end of 2002. That will represent a compound annual growth rate of over 36 percent over these markets 1999 pre-tax income contribution

 .    We have made additional investments of capital and resources in Florida that will help us substantially grow our market share. Over the last year, we have hired an additional 35 bankers in these markets and opened one new branch, with ten new branches slated to open in the first half of 2001.

               ------------------------------------------------------------------------------------------------

               Sales Improvement Potential


               3Q Per Branch Production:        Traditional Markets         New Markets          Growth Potential
               ------------------------         -------------------         -----------          ----------------
               Consumer & Equity Loans              $1.5 Million             $1.0 Million              50%

               Convenience Services                 357 Services             212 Services              69

               Consumer Checking Accounts           137 Accounts             88 Accounts               56

               Consumer Savings and

                   Money Market Accounts            89 Accounts              68 Accounts               31

               Teller Referrals                     314 Referrals            212 Referrals             48

               ------------------------------------------------------------------------------------------------

 .    In regards to sales growth, there is a significant opportunity to further improve production levels in our new markets.

 .    You can see here, there is still a significant gap in productivity levels between the new markets and the traditional markets presenting excellent growth opportunities.

 .    As an example, lets look at the potential impact from consumer and home equity loans. There are 300 branches in our new markets. If we can improve the per branch production in those markets to our traditional levels - a $500,000 per branch improvement - that would mean an additional $150 million in new loans per quarter. With potential like this you can see why sales improvement will receive strong emphasis over the coming quarters.

 .    One of the highlights from the third quarter sales results in the new markets, was the fact that, on a per-branch basis, the new markets actually out-performed the traditional markets in platform annuity sales and business banking loan production.

 .    We are very encouraged by these early results.

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             --------------------------------------------------------

               Leverage Internet Across All Business Lines



               Key Strategic Goals

                .  Triple the Number of Households
                   Banking Over the Internet
                .  Triple the Number of Products Sold
                   Over the Internet

               Primary Reasons                    [Picture]

                .  High Retention Rates
                .  Attractive Customer Profile
                .  Lowest Cost Delivery Channel

             --------------------------------------------------------


 .    Another key strategic initiative for us is to leverage the internet across all of our lines of business.

 .    During the next two years we plan to triple both the number of products sold and the number of households banking with us over the internet.

 .    The primary reasons for our emphasis on the internet are. . . .

 .    Internet customers have high retention rates

 .    The internet customer is very attractive versus the typical retail customer. For example, our internet customers use 6 products on average compared to 3 products for typical retail customers. They also keep deposit balances that are, on average, 46 percent higher than the typical retail customer.

 .    Finally, of our four principal delivery channels, the internet is, by far, our lowest cost

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             --------------------------------------------------------

               Summary



                 .  Focus on Execution of a Small Number of
                    Initiatives With High Confidence of Success

                 . Earnings Growth Internally Generated from Strong Revenue Growth in Core Customer Businesses

                 .  Target High Quality Earnings With Low Volatility

             --------------------------------------------------------

 .    To summarize . . . .

 .    We are narrowing our focus on a few strategic initiatives that we are highly confident can be successful drivers of revenue growth.

 .    Our focus will be on core customers within our primary southeast markets and . . .

 .    We will target high quality earnings with clear visibility and low volatility.

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                            AmSouth Bancorporation

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                                  UBS Warburg
                           Regional Banks Conference

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                               October 23, 2000



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